EXHIBIT 12

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


                                                THE BEAR STEARNS COMPANIES INC.
                                STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                               (In thousands, except for ratio)


                                             Fiscal Year     Fiscal Year      Fiscal Year     Fiscal Year       Fiscal Year
                                                Ended           Ended            Ended           Ended             Ended
                                            June 30, 1996   June 30, 1995    June 30, 1994   June 30, 1993     June 30, 1992
                                            -------------   -------------    -------------   -------------     -------------

 Earnings before taxes on                    $  834,926       $  388,082      $  642,799       $  614,398        $  507,625
   income                                     ---------       ----------       ---------        ---------         ---------

 Add:    Fixed Charges
           Interest                           1,981,171        1,678,515       1,023,866          710,086           834,859

         Interest factor in
           rents                                 25,672           24,594          21,772           20,084            20,874
                                              ---------       ---------        ---------        ---------         ---------


         Total fixed charges                  2,006,843        1,703,109       1,045,638          730,170           855,733
                                              ---------       ---------        ---------        ---------         ---------

 Earnings before fixed charges,              $2,841,769       $2,091,191      $1,688,437       $1,344,568        $1,363,358
   and provison for income taxes              =========       =========        =========        =========         =========


 Ratio of earnings to fixed charges                 1.4              1.2             1.6              1.8               1.6
                                              =========       =========        =========        =========         =========


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